Exhibit 99.2

CONSENT OF INDEPENDENT VALUATION EXPERT

We hereby consent to the reference to our name (including under the heading “Experts”) and description of our role in the valuation process of KBS Real Estate Investment Trust III, Inc. (the “Company”) in the prospectus supplement to the prospectus contained in Post-Effective Amendment No. 20 to the Company’s Registration Statement on Form S-11, File No. 333-164703 to be filed on the date hereof.

/s/ CBRE Capital Advisors, Inc.
CBRE Capital Advisors, Inc.

September 10, 2014